EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

I, Lisa K. Vansickle, Senior Vice President and Chief Financial Officer of First Banks, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)

The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2008 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 25, 2009

By: /s/	Lisa K. Vansickle
Lisa K. Vansickle
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)